Exhibit 99.1

November 20, 2018

Pingtan Marine Enterprise Announces Second Batch of 3 New Fishing Vessels Sailing to Sea

FUZHOU, China, Nov. 20, 2018 /PRNewswire/ -- Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), today announced that 3 of the Company’s new fishing vessels have set sail to sea.

In October 2018, the Company previously announced it would soon complete the modification and rebuilding project for its 27 new fishing vessels and place them in operation in batches to designated fishing areas in the international waters of the Indian Ocean. On November 7, 2018, the first batch of 4 large scaled light luring seine fishing vessels departed the port from Fuzhou. Light luring seine is a fishing method that employs lights to lure fish into a fishing net called “seine” that hangs vertically in the water with its bottom edge held down by weights and its top edge buoyed by floats. This second batch of 3 large scaled light luring seine fishing vessels departed on November 16, 2018, also from the port of Fuzhou. The remaining 20 new fishing vessels will be gradually placed into the international waters of the Indian Ocean.

Management Commentary

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented: “We are excited to sail off our modified and rebuilt new fishing vessels to their designated operation waters. We expect these seven large-scale light luring seine fishing vessels to further enrich our product mix as they primarily focus on harvesting tuna, sardine, blackbody trevally, anchovy and mackerel fish products. We look forward to deploying the remaining 20 largescale squid jigging vessels in the upcoming month.”

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

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Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward looking statements include, but are not limited to, Pingtan’s expectation of completing the modification and rebuilding of all 27 fishing vessels and placing them in operation thereafter, and Pingtan’s efforts and ability to expand into new fishing territories, increase production capacity, improve revenue, and promote the economic development of the international waters of the Indian Ocean. Readers are cautioned that actual results could differ materially from those expressed in any forwardlooking statements. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include the ability to complete modification and rebuilding of vessels in a timely manner; ability to reach the international waters of the Indian Ocean; adverse weather or oceanic conditions or mechanical or other operational failure of the vessels; an unexpected dramatic decrease in production, operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company’s fishing vessels and their ability to generate expected annual revenue and net income, actions taken by government regulators that adversely affect the Company’s operations of its vessels and other risk factors contained in Pingtan’s SEC filings available at www.sec.gov, including Pingtan’s most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

Maggie Li

Investor Relations Manager

Pingtan Marine Enterprise Ltd.

Tel: +86 591 8727 1753

mli@ptmarine.net

INVESTOR RELATIONS COUNSEL:

The Equity Group Inc.

Katherine Yao

Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com

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SOURCE Pingtan Marine Enterprise Ltd.

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